PRESS RELEASE
NYSE: CIM
CHIMERA INVESTMENT CORPORATION
520 Madison Avenue
New York, New York 10022
_________________________________________________________________________________________________

Investor Relations
888-895-6557
www.chimerareit.com
FOR IMMEDIATE RELEASE
CHIMERA INVESTMENT CORPORATION REPORTS 4TH QUARTER 2018 EARNINGS

•	4TH QUARTER GAAP NET LOSS OF $(0.63) PER COMMON SHARE

•	4TH QUARTER CORE EARNINGS(1) OF $0.58 PER COMMON SHARE

•	FULL YEAR GAAP EARNINGS OF $1.97 PER COMMON SHARE

•	FULL YEAR CORE EARNINGS(1) OF $2.35 PER COMMON SHARE

•	GAAP BOOK VALUE OF $15.90 PER COMMON SHARE
NEW YORK - (BUSINESS WIRE) - Chimera Investment Corporation (NYSE:CIM) today announced its financial results for the fourth quarter ended December 31, 2018. The Company’s GAAP net loss for the fourth quarter was $(117) million or $(0.63) per common share and net income was $368 million or $1.97 per common share for the full year ended December 31, 2018. Core earnings(1) for the fourth quarter and full year ended December 31, 2018 was $109 million or $0.58 per common share and $440 million or $2.35 per common share respectively. Economic return on book value for the fourth quarter and full year was (3.7)%(2) and 6.2%(2) respectively. The Company sponsored two mortgage loan securitizations during the fourth quarter for $736 million and incurred $3.8 million in securitization deal related expenses.

“Despite a volatile market environment in the fourth quarter, Chimera generated a 6.2%(2) economic return for the full year 2018,” said Matthew Lambiase, Chimera’s CEO and President.

(1) Core earnings is a non-GAAP measure. See additional discussion on page 5.
(2) Economic return on book value is based on the change in GAAP book value per common share plus the dividend declared per common share.

Other Information

Chimera Investment Corporation is a publicly traded real estate investment trust, or REIT, that is primarily engaged in the business of investing directly or indirectly through our subsidiaries, on a leveraged basis, in a diversified portfolio of mortgage assets, including residential mortgage loans, Non-Agency RMBS, Agency CMBS, Agency RMBS, and other real estate related securities.
Please visit www.chimerareit.com and click on Investors for additional information about us.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share and per share data)
(Unaudited)
	December 31, 2018	December 31, 2017

Cash and cash equivalents	$47,486	$63,569
Non-Agency RMBS, at fair value	2,486,130	2,851,316
Agency MBS, at fair value	12,188,950	4,364,828
Loans held for investment, at fair value	12,572,581	13,678,263
Accrued interest receivable	123,442	100,789
Other assets	252,582	114,391
Derivatives, at fair value, net	37,468	48,914
Total assets (1)	$27,708,639	$21,222,070
Liabilities:
Repurchase agreements ($15.8 billion and $8.8 billion, pledged as collateral, respectively)	$14,030,465	$7,250,452
Securitized debt, collateralized by Non-Agency RMBS ($1.0 billion and $1.6 billion pledged as collateral, respectively)	159,955	205,780
Securitized debt at fair value, collateralized by loans held for investment ($12.3 billion and $13.3 billion pledged as collateral, respectively)	8,455,376	9,388,657
Payable for investments purchased	1,136,157	567,440
Accrued interest payable	110,402	61,888
Dividends payable	95,986	95,365
Accounts payable and other liabilities	16,469	17,191
Derivatives, at fair value, net	—	320
Total liabilities (1)	$24,004,810	$17,587,093

Stockholders' Equity:
Preferred Stock, par value of $0.01 per share, 100,000,000 shares authorized:
8.00% Series A cumulative redeemable: 5,800,000 shares issued and outstanding, respectively ($145,000 liquidation preference)	$58	$58
8.00% Series B cumulative redeemable: 13,000,000 shares issued and outstanding, respectively ($325,000 liquidation preference)	130	130
7.75% Series C cumulative redeemable: 10,400,000 and 0 shares issued and outstanding, respectively ($260,000 liquidation preference)	104	—
Common stock: par value $0.01 per share; 300,000,000 shares authorized, 187,052,398 and 187,809,288 shares issued and outstanding, respectively	1,871	1,878
Additional paid-in-capital	4,072,093	3,826,691
Accumulated other comprehensive income	626,832	796,902
Cumulative earnings	3,379,489	2,967,852
Cumulative distributions to stockholders	(4,376,748)	(3,958,534)
Total stockholders' equity	$3,703,829	$3,634,977
Total liabilities and stockholders' equity	$27,708,639	$21,222,070
(1) The Company's consolidated statements of financial condition include assets of consolidated variable interest entities (“VIEs”) that can only be used to settle obligations and liabilities of the VIE for which creditors do not have recourse to the primary beneficiary (Chimera Investment Corporation). As of December 31, 2018 and December 31, 2017, total assets of consolidated VIEs were $13,392,951 and $14,987,464, respectively, and total liabilities of consolidated VIEs were $8,652,158 and $9,631,820, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except share and per share data)
(Unaudited)
	For the Year Ended
	December 31, 2018	December 31, 2017	December 31, 2016
Net interest income:
Interest income (1)	$1,273,316	$1,138,758	$934,068
Interest expense (2)	679,108	532,748	347,857
Net interest income	594,208	606,010	586,211
Other-than-temporary impairments:
Total other-than-temporary impairment losses	(2,556)	(5,169)	(9,589)
Portion of loss recognized in other comprehensive income	(19,235)	(56,687)	(48,398)
Net other-than-temporary credit impairment losses	(21,791)	(61,856)	(57,987)
Other investment gains (losses):
Net unrealized gains (losses) on derivatives	(141,162)	47,976	50,093
Realized gains (losses) on terminations of interest rate swaps	—	(16,143)	(60,616)
Net realized gains (losses) on derivatives	18,369	(25,645)	(44,886)
Net gains (losses) on derivatives	(122,793)	6,188	(55,409)
Net unrealized gains (losses) on financial instruments at fair value	46,632	111,410	59,552
Net realized gains (losses) on sales of investments	(2,743)	9,123	18,155
Gains (losses) on extinguishment of debt	26,376	(35,274)	(477)
Total other gains (losses)	(52,528)	91,447	21,821

Other income:
Other income	—	—	95,000
Total other income	—	—	95,000

Other expenses:
Compensation and benefits	35,114	30,212	26,901
General and administrative expenses	23,936	17,650	17,516
Servicing fees	40,773	41,690	31,178
Deal expenses	8,338	21,273	17,424
Total other expenses	108,161	110,825	93,019
Income (loss) before income taxes	411,728	524,776	552,026
Income taxes	91	108	83
Net income (loss)	$411,637	$524,668	$551,943

Dividends on preferred stock	43,197	33,484	2,449

Net income (loss) available to common shareholders	$368,440	$491,184	$549,494

Net income (loss) per share available to common shareholders:
Basic	$1.97	$2.62	$2.93
Diluted	$1.96	$2.61	$2.92

Weighted average number of common shares outstanding:
Basic	187,146,170	187,780,355	187,728,634
Diluted	187,748,862	188,287,320	188,024,838

Dividends declared per share of common stock	$2.00	$2.00	$2.44

(1) Includes interest income of consolidated VIEs of $904,830, $914,022 and $678,623 for the years ended December 31, 2018, 2017 and 2016 respectively.
(2) Includes interest expense of consolidated VIEs of $395,255, $390,858 and $249,708 for the years ended December 31, 2018, 2017 and 2016, respectively.

CHIMERA INVESTMENT CORPORATION
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except share and per share data)
(Unaudited)

	For the Year Ended
	December 31, 2018	December 31, 2017	December 31, 2016
Comprehensive income (loss):
Net income (loss)	$411,637	$524,668	$551,943
Other comprehensive income:
Unrealized gains (losses) on available-for-sale securities, net	(185,570)	24,218	(88,527)
Reclassification adjustment for net losses included in net income for other-than-temporary credit impairment losses	21,791	61,856	57,987
Reclassification adjustment for net realized losses (gains) included in net income	(6,291)	(7,278)	(25,145)
Other comprehensive income (loss)	(170,070)	78,796	(55,685)
Comprehensive income (loss) before preferred stock dividends	$241,567	$603,464	$496,258
Dividends on preferred stock	$43,197	$33,484	$2,449
Comprehensive income (loss) available to common stock shareholders	$198,370	$569,980	$493,809

Core earnings

Core earnings is a non-GAAP measure and is defined as GAAP net income excluding unrealized gains on the aggregate portfolio, impairment losses, realized gains on sales of investments, realized gains or losses on futures, realized gains or losses on swap terminations, gain on deconsolidation, extinguishment of debt and certain other non-recurring gains or losses. As defined, core earnings include interest income and expense as well as realized losses on interest rate swaps used to hedge interest rate risk. Management believes that the presentation of core earnings is useful to investors because it can provide a useful measure of comparability to our other REIT peers, but has important limitations. We believe core earnings as described above helps evaluate our financial performance without the impact of certain transactions but is of limited usefulness as an analytical tool. Therefore, core earnings should not be viewed in isolation and is not a substitute for net income or net income per basic share computed in accordance with GAAP.

The following table provides GAAP measures of net income and net income per basic share available to common stockholders for the periods presented and details with respect to reconciling the line items to core earnings and related per average basic common share amounts:

	For the Quarters Ended
	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(dollars in thousands, except per share data)
GAAP Net income available to common stockholders	$(117,235)	$147,361	$108,708	$229,607	$98,208
Adjustments:
Net other-than-temporary credit impairment losses	4,269	7,233	9,131	1,158	18,179
Net unrealized (gains) losses on derivatives	319,673	(71,197)	(25,895)	(81,419)	(28,074)
Net unrealized (gains) losses on financial instruments at fair value	(84,836)	34,306	18,364	(14,466)	47,637
Net realized (gains) losses on sales of investments	(1,213)	6,123	(2,167)	—	586
(Gains) losses on extinguishment of debt	(7,055)	(9,263)	(387)	(9,670)	(12,742)
Net realized (gains) losses on Futures (1)	(4,320)	(2,799)	2,210	(16,424)	(8,204)
Core Earnings	$109,283	$111,764	$109,964	$108,786	$115,590

GAAP net income per basic common share	$(0.63)	$0.79	$0.58	$1.22	$0.52
Core earnings per basic common share(2)	$0.58	$0.60	$0.59	$0.58	$0.62

(1) Included in net realized gains (losses) on derivatives in the Consolidated Statements of Operations.
(2) We note that core and taxable earnings will typically differ, and may materially differ, due to differences on realized gains and losses on investments and related hedges, credit loss recognition, timing differences in premium amortization, accretion of discounts, equity compensation and other items.

The following tables provide a summary of the Company’s MBS portfolio at December 31, 2018 and December 31, 2017.

	December 31, 2018
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,386,049	$53.40	$81.44	5.0%	19.5%
Senior, interest-only	5,667,198	5.06	4.50	1.2%	8.4%
Subordinated	394,037	56.60	70.16	4.0%	9.9%
Subordinated, interest-only	221,549	4.48	5.26	1.1%	16.4%
Agency MBS
Residential pass-through	8,984,249	102.47	102.12	4.0%	3.6%
Commercial pass-through	2,895,679	101.98	99.50	3.6%	3.4%
Interest-only	3,028,572	4.49	4.40	0.8%	4.3%

	December 31, 2017
	Principal or Notional Value at Period-End (dollars in thousands)	Weighted Average Amortized Cost Basis	Weighted Average Fair Value	Weighted Average Coupon	Weighted Average Yield at Period-End (1)
Non-Agency RMBS
Senior	$2,733,926	$54.04	$81.62	4.6%	16.7%
Senior, interest-only	4,862,461	5.41	4.34	1.3%	8.0%
Subordinated	501,455	66.77	80.01	4.1%	9.6%
Subordinated, interest-only	201,378	3.66	3.89	0.8%	11.8%
Agency MBS
Residential pass-through	2,227,128	105.53	104.27	3.8%	2.9%
Commercial pass-through	1,894,594	102.26	102.31	3.6%	3.2%
Interest-only	3,021,840	3.68	3.45	0.7%	3.4%

(1) Bond Equivalent Yield at period end.

At December 31, 2018 and December 31, 2017, the repurchase agreements collateralized by MBS had the following remaining maturities.

	December 31, 2018	December 31, 2017
	(dollars in thousands)
Overnight	$—	$—
1 to 29 days	6,326,232	4,745,342
30 to 59 days	4,620,656	1,206,769
60 to 89 days	1,504,695	592,865
90 to 119 days	169,244	—
Greater than or equal to 120 days	1,409,638	705,476
Total	$14,030,465	$7,250,452

The following table summarizes certain characteristics of our portfolio at December 31, 2018 and December 31, 2017.

	December 31, 2018	December 31, 2017
Interest earning assets at period-end (1)	$27,247,661	$20,894,407
Interest bearing liabilities at period-end	$22,645,796	$16,844,889
GAAP Leverage at period-end	6.1:1	4.6:1
GAAP Leverage at period-end (recourse)	3.8:1	2.0:1
Portfolio Composition, at amortized cost
Non-Agency RMBS	4.7%	5.9%
Senior	2.8%	2.9%
Senior, interest only	1.1%	1.3%
Subordinated	0.8%	1.7%
Subordinated, interest only	0.0%	0.0%
RMBS transferred to consolidated VIEs	2.1%	4.6%
Agency MBS	46.7%	22.2%
Residential	35.0%	11.8%
Commercial	11.2%	9.8%
Interest-only	0.5%	0.6%
Loans held for investment	46.5%	67.3%
Fixed-rate percentage of portfolio	95.8%	93.7%
Adjustable-rate percentage of portfolio	4.2%	6.3%
(1) Excludes cash and cash equivalents.
(2) Includes the effect of realized losses on interest rate swaps.

Economic Net Interest Income

Our “Economic net interest income” is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Realized losses on our interest rate swaps are the periodic net settlement payments made or received.  For the purpose of computing economic net interest income and ratios relating to cost of funds measures throughout this section, interest expense includes net payments on our interest rate swaps, which is presented as a part of Realized gains (losses) on derivatives in our Consolidated Statements of Operations and Comprehensive Income. Interest rate swaps are used to manage the increase in interest paid on repurchase agreements in a rising rate environment. Presenting the net contractual interest payments on interest rate swaps with the interest paid on interest-bearing liabilities reflects our total contractual interest payments. We believe this presentation is useful to investors because it depicts the economic value of our investment strategy by showing actual interest expense and net interest income. Where indicated, interest expense, including interest payments on interest rate swaps, is referred to as economic interest expense. Where indicated, net interest income reflecting interest payments on interest rate swaps, is referred to as economic net interest income.

The following table reconciles the GAAP and non-GAAP measurements reflected in the Management’s Discussion and Analysis of Financial Condition and Results of Operations.

	GAAP Interest Income	GAAP Interest Expense	Net Realized (Gains) Losses on Interest Rate Swaps	Economic Interest Expense	GAAP Net Interest Income	Net Realized Gains (Losses) on Interest Rate Swaps	Other (1)	Economic Net Interest Income
For the Year Ended December 31, 2018	$1,273,316	$679,108	$1,488	$680,596	$594,208	$(1,488)	$760	$593,480
For the Year Ended December 31, 2017	$1,138,758	$532,748	$15,450	$548,198	$606,010	$(15,450)	$(1,097)	$589,463
For the Year Ended December 31, 2016	$934,068	$347,857	$28,107	$375,964	$586,211	$(28,107)	$(882)	$557,222

For the Quarter Ended December 31, 2018	$348,033	$193,920	$364	$194,284	$154,113	$(364)	$(140)	$153,609
For the Quarter Ended September 30, 2018	$321,715	$174,671	$(242)	$174,429	$147,044	$242	$321	$147,607
For the Quarter Ended June 30, 2018	$306,436	$161,266	$(1,246)	$160,020	$145,170	$1,246	$436	$146,852
For the Quarter Ended March 31, 2018	$297,132	$149,251	$2,612	$151,863	$147,881	$(2,612)	$143	$145,412
(1) Primarily interest expense/(income) on cash and cash equivalents.

The table below shows our average earning assets held, interest earned on assets, yield on average interest earning assets, average debt balance, economic interest expense, economic average cost of funds, economic net interest income, and net interest rate spread for the periods presented.

	For the Quarter Ended
	December 31, 2018			December 31, 2017
	(dollars in thousands)			(dollars in thousands)
	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets:
Interest-earning assets (1):
Agency MBS	$10,577,238	$95,941	3.6%	$3,847,658	$28,812	3.0%
Non-Agency RMBS	1,252,707	33,235	10.6%	1,187,349	24,608	8.3%
Non-Agency RMBS transferred to consolidated VIEs	555,314	39,394	28.4%	940,931	55,916	23.8%
Residential mortgage loans held for investment	12,228,206	179,323	5.9%	13,048,375	192,560	5.9%
Total	$24,613,465	$347,893	5.7%	$19,024,313	$301,896	6.3%

Liabilities and stockholders' equity:
Interest-bearing liabilities:
Repurchase agreements collateralized by:
Agency MBS (2)	$9,535,298	$62,788	2.6%	$3,090,155	$15,651	2.0%
Non-Agency RMBS (2)	533,696	5,138	3.9%	497,073	3,896	3.1%
Re-REMIC repurchase agreements	577,335	6,403	4.4%	867,882	7,193	3.3%
RMBS from loan securitizations	2,435,931	23,445	3.8%	2,573,351	21,236	3.3%
Securitized debt, collateralized by Non-Agency RMBS	164,043	2,259	5.5%	219,446	3,796	6.9%
Securitized debt, collateralized by loans	8,531,109	94,251	4.4%	9,451,052	96,801	4.1%
Total	$21,777,412	$194,284	3.6%	$16,698,959	$148,573	3.6%

Economic net interest income/net interest rate spread		$153,609	2.1%		$153,323	2.7%

Net interest-earning assets/net interest margin	$2,836,053		2.5%	$2,325,354		3.2%

Ratio of interest-earning assets to interest bearing liabilities	1.13			1.14

(1) Interest-earning assets at amortized cost
(2) Interest includes net cash paid/received on swaps

The table below shows our Net Income, Economic Net Interest Income and Core Earnings, each as a percentage of average equity. Return on average equity is defined as our GAAP net income (loss) as a percentage of average equity. Average equity is defined as the average of the Company’s beginning and ending equity balance for the period reported. Economic Net Interest Income is a non-GAAP financial measure, that equals interest income, less interest expense and realized losses on our interest rate swaps. Core Earnings is a non-GAAP measures as defined in previous section.

	Return on Average Equity	Economic Net Interest Income/Average Equity *	Core Earnings/Average Equity
	(Ratios have been annualized)
For the Year Ended December 31, 2018	11.08%	15.98%	11.84%
For the Year Ended December 31, 2017	15.00%	16.85%	12.58%
For the Year Ended December 31, 2016	18.42%	18.59%	15.18%

For the Quarter Ended December 31, 2018	(10.80)%	16.13%	11.48%
For the Quarter Ended September 30, 2018	16.64%	15.61%	11.82%
For the Quarter Ended June 30, 2018	12.91%	16.05%	12.02%
For the Quarter Ended March 31, 2018	26.17%	15.92%	11.91%
* Includes effect of realized losses on interest rate swaps.

The following table presents changes to Accretable Discount (net of premiums) as it pertains to our Non-Agency RMBS portfolio, excluding premiums on IOs, during the previous five quarters.

	For the Quarters Ended
Accretable Discount (Net of Premiums)	December 31, 2018	September 30, 2018	June 30, 2018	March 31, 2018	December 31, 2017
	(dollars in thousands)
Balance, beginning of period	$539,020	$540,269	$555,444	$582,193	$622,982
Accretion of discount	(36,287)	(35,184)	(38,110)	(37,309)	(39,640)
Purchases	4,589	1,966	3,098	—	(2,914)
Sales and deconsolidation	(625)	(986)	(6,439)	174	—
Transfers from/(to) credit reserve, net	(934)	32,955	26,276	10,386	1,765
Balance, end of period	$505,763	$539,020	$540,269	$555,444	$582,193

Disclaimer
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in our most recent Annual Report on Form 10-K, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to: the state of credit markets and general economic conditions; changes in interest rates and the market value of our assets; the rates of default or decreased recovery on the mortgages underlying our target assets; the occurrence, extent and timing of credit losses within our portfolio; the credit risk in our underlying assets; declines in home prices; our ability to establish, adjust and maintain appropriate hedges for the risks in our portfolio; the availability and cost of our target assets; our ability to borrow to finance our assets and the associated costs; changes in the competitive landscape within our industry; our ability to manage various operational risks and costs associated with our business; interruptions in or impairments to our communications and information technology systems; our ability to acquire residential mortgage loans and successfully securitize the residential mortgage loans we acquire; our ability to oversee our third party sub-servicers; the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process; our exposure to legal and regulatory claims; legislative and regulatory actions affecting our business; the impact of new or modified government mortgage refinance or principal reduction programs; our ability to maintain our REIT qualification; and limitations imposed on our business due to our REIT status and our exempt status under the Investment Company Act of 1940.
Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Chimera does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Chimera’s most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Chimera or matters attributable to Chimera or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.
Readers are advised that the financial information in this press release is based on company data available at the time of this presentation and, in certain circumstances, may not have been audited by the Company’s independent auditors.